EXHIBIT 1


[PRICEWATERHOUSECOOPERS LOGO]

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                                               PRICEWATERHOUSECOOPERS LLP
                                               CHARTERED ACCOUNTANTS
                                               1250 Rene-Levesque Boulevard West
                                               Suite 3500
                                               Montreal, Quebec
                                               Canada H3B 2G4
TO THE DIRECTORS OF ABITIBI-CONSOLIDATED INC.  Telephone + 1 (514) 205 5000
                                               Facsimile + 1 (514) 938 5709


We hereby consent to the use of our audit report dated January 22, 2002 on the consolidated balance sheets of Abitibi-Consolidated Inc. as at December 31, 2001 and 2000, and the consolidated statements of earnings, retained earnings (deficit) and cash flows for each of the years in the two-year period ended December 31, 2001, which is included in the annual report on Form 40-F of Abitibi-Consolidated Inc. for the fiscal year ended December 31, 2001.


[PRICEWATERHOUSECOOPERS LLP SIGNATURE]


CHARTERED ACCOUNTANTS

Montreal, Canada
May 15, 2002




PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.